Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement (Form S-8 No. 333-32296) pertaining to the Rent-A-Center, Inc. 401(k) Retirement Savings Plan,
(2)    Registration Statement (Form S-8 No. 333-40958) pertaining to Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan,
(3)    Registration Statement (Form S-8 No. 333-62582) pertaining to Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan,
(4)    Registration Statement (Form S-8 No. 333-136615) pertaining to Rent-A-Center, Inc. 2006 Long-Term Incentive Plan,
(5)    Registration Statement (Form S-8 No. 333-139792) pertaining to Rent-A-Center, Inc. 2006 Equity Incentive Plan,
(6)    Registration Statement (Form S-8 No. 333-145121) pertaining to Rent-A-Center, Inc. Deferred Compensation Plan,
(7)    Registration Statement (Form S-8 No. 333-171926) pertaining to Rent-A-Center East, Inc. Retirement Savings Plan for Puerto Rico Employees, and
(8)    Registration Statement (Form S-8 No. 333-211859) pertaining to Rent-A-Center, Inc. 2016 Long-Term Incentive Plan;
of our reports dated February 26, 2021, with respect to the consolidated financial statements of Rent-A-Center, Inc. and the effectiveness of internal control over financial reporting of Rent-A-Center, Inc. included in this Annual Report (Form 10-K) of Rent-A-Center, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Dallas, Texas
February 26, 2021